UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2020 (June 18, 2020)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NXTD	The Nasdaq Stock Market LLC

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2021, Nxt-ID, Inc., a Delaware corporation (the “Company”), received a determination letter (the “June 18 Letter”) from the Office of the General Counsel of the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has failed to maintain compliance with the minimum bid price requirement of $1.00 per share for continued listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). As previously disclosed on our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on January 4, 2021, the Company received a letter from Nasdaq, dated January 4, 2021, notifying the Company that it had regained compliance with the Minimum Bid Price Requirement, and also imposing a monitoring period lasting until July 5, 2021 (the “Monitor Period”), pursuant to Nasdaq Listing Rule 5815(d)(4)(A). During the Monitor Period, (i) the Company was required to notify the Nasdaq Hearings Panel (the “Panel”), in writing, in the event that the closing bid price of the Common Stock fell below $1.00 on any trading day, and in the event the Company fell out of compliance with any other applicable listing requirement, and (ii) should the closing bid price of the Common Stock remain under $1.00 for thirty (30) consecutive trading days at any point during the Monitor Period, the Panel (or a newly convened Panel if the initial Panel is unavailable) will provide written notice to the Company that it will promptly conduct a hearing with regards to this deficiency. The Company complied with its obligations pursuant to Nasdaq listing Rule 5815(d)(4)(A).

As of May 27, 2021, the closing bid price of the Common Stock had not been at least $1.00 for thirty (30) consecutive trading days during the Monitor Period, resulting in the issuance of the June 18 Letter to the Company, which provides that the Common Stock is subject to delisting from the Nasdaq Capital Market but that the Company will have an opportunity to appeal such delisting determination by requesting a hearing with the Panel.

Pursuant to the June 18 Letter, unless the Company requests a hearing to appeal Nasdaq’s determination by 4:00 p.m. Eastern Time on June 25, 2021, the Common Stock will be delisted from the Nasdaq Capital Market, trading of the Common Stock will be suspended at the opening of business on June 29, 2021, and a Form 25-NSE will be filed with the SEC, which will remove the Common Stock from listing and registration on the Nasdaq Capital Market.

The Company requested a hearing before the Panel to appeal the June 18 Letter, which hearing has been set for July 29, 2021. While the appeal process is pending, the suspension of trading of the Common Stock will be stayed, a Form 25-NSE will not be filed, and the Common Stock will continue to trade on the Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

There can be no assurance that the Panel will grant the Company’s request for a suspension of delisting or continued listing on the Nasdaq Capital Market. If the Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company would expect that the Common Stock would be traded on one of the three tiered marketplaces of the OTC Markets Group.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. The Company does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and its other periodic reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2021	Nxt-ID, Inc.

	By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

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